SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934
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Daleen Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 7, 2002, the Registrant published the following press release:

FOR IMMEDIATE RELEASE

Daleen Technologies and Abiliti Solutions Announce
Agreement to Join Forces; Company Secures Additional Funding
Combined Company to Address Broader Solutions Under New Growth Strategy

BOCA RATON, Fla. and ST.LOUIS, Mo. – October 7, 2002 – Daleen Technologies, Inc. (Nasdaq: DALN), a global provider of high performance billing and customer care software solutions, and Abiliti Solutions, Inc., an established, privately-held provider of carrier-class telecommunications billing, rating, and event management solutions, as well as outsource services, today announced they have signed a definitive agreement to combine their assets in a transaction that includes the issuance of Daleen securities as described below. In a separate but related transaction, there will also be a private investment of approximately $5.0 million in Daleen through funds controlled by Behrman Capital, Abiliti’s largest stockholder. The two software companies will combine resources and delivery channels to develop, market, and deliver a broader suite of licensed and outsourced billing, customer care and event management solutions to customers worldwide.

     To effect this combination, Daleen Solutions, Inc., a new subsidiary of Daleen, will purchase substantially all of the assets and assume certain liabilities of Abiliti. The binding agreement has been approved by the directors of both companies. The purchase of assets is subject to the approval of the stockholders of both Daleen and Abiliti. The private investment is also subject to the approval of the stockholders of Daleen. Certain stockholders of Daleen, holding approximately 65% of the voting stock have signed voting agreements in support of the transactions. Approval of 66 2/3% of the voting stock is required for approval of the transactions. Certain stockholders of Abiliti holding in excess of 66 2/3% of the voting stock have signed voting agreements in support of the transaction. These agreements represent a number of shares of Abiliti’s voting stock sufficient to approve the transactions. Daleen will hold a special meeting of stockholders to obtain a formal vote on the transactions.

     “In the face of increasingly complex systems infrastructures and increased pressure to control costs, providers are demanding competitive, high performance billing and OSS solutions from experts who understand their business,” says Jim Daleen, president and CEO of Daleen.

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Daleen Technologies and Abiliti Solutions Announce	2-5
Agreement to Join Forces; Company Secures Additional Funding

“By combining products, personnel, and resources with Abiliti Solutions, we believe we can leverage the strengths and investments of Daleen and Abiliti to offer more complete solutions to our customers, while offering improved value to our stockholders.”

     Both veterans of the telecom billing industry, Daleen and Abiliti have proven products and established customer bases. Daleen’s primary business model, based on revenues from licensed sales and support services contracts, complements Abiliti’s recurring revenue model, driven primarily from service bureau and professional services. Together, they will provide a number of immediate and direct benefits including:

•	A world class Operations Center and outsourcing service delivery option (BillingCentral™) for Daleen’s RevChain™ billing software;

•	A more comprehensive solution set combining event management, rating, billing and customer management product applications;

•	Greater revenue potential from cross selling opportunities to existing customers;

•	Increased scale of operations and greater efficiencies in ongoing product development, marketing and professional services;

•	Improved visibility into total revenues through the combination of recurring contract revenues and license sales; and

•	A stronger market offering that leverages a broader solution set, wider geographic presence and expertise in multiple service delivery options.

     In addition, the companies believe that there is potential for the organization to expand its market position through aggregations with other organizations. “If you look across the BSS and OSS markets, there are a number of companies with outstanding technologies, but for economic or other reasons, they have not been able to reach their potential providing a stand-alone solution. This transaction between Abiliti and Daleen is an important first step in a longer-term strategy to build a sustainable, more competitive, and diverse global billing and OSS software company, including possible growth through aggregation,” said Gordon Quick, president and CEO of Abiliti Solutions. “With a continued commitment to our goal of sustainable profitability, aggregation is a strategy designed to allow us to continue to expand our product depth, operational scale, and customer base for the benefit of our customers and shareholders.”

     Upon closing of the transaction, Gordon Quick, president and CEO of Abiliti Solutions, will become president and CEO of Daleen. Jim Daleen, Daleen’s founder and current president,

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Daleen Technologies and Abiliti Solutions Announce	3-5
Agreement to Join Forces; Company Secures Additional Funding

CEO and Chairman, will retain his position as Chairman of the Board and will continue to work closely with Daleen’s executive team on the company’s long — term strategy. The remainder of the management team will be comprised of experienced, senior level executives from both organizations with the leadership skills to take the company into the future.

     Since the launch of its BillPlex® billing software in 1996, Daleen has established itself as one of the leading providers of advanced functionality, convergent billing software. The company experienced rapid growth between 1996 and 2000, becoming a dominant provider in the emerging CLEC market. Taking advantage of the added performance and scalability of its next generation RevChain products, Daleen expanded into Europe and the Asia-Pacific regions and began to market more aggressively to Tier 1 providers, such as Flag Telecom and AAPT, and now serves customers across all markets and revenue tiers.

     Abiliti’s telecom suite includes its Simpliciti.net™ event management software, its powerful rules-based Rate IT™ rating engine and its award-winning NetworkStrategies® billing application, which have been marketed primarily to network providers in the U.S. Abiliti records a significant portion of its revenues from its Billing Central™ ASP which provides outsourced billing and event management services from the company’s Operations Center in Chesterfield, Missouri. This center has the capacity to provide multiple levels of outsourcing services for customers of all sizes, from smaller service providers to large carriers, such as Allegiance Telecom and SBC. Abiliti achieved total revenues of $15.1 million in 2001, has recorded approximately $8.1 million in revenues through August of this year, and is EBITDA positive through the same period this year based on unaudited financial results.

     To begin taking advantage of their synergies, Daleen and Abiliti have executed an Alliance Agreement that allows the companies to develop, market, and deliver joint solutions to their customers and prospects. Daleen plans to immediately add RevChain to Abiliti’s BillingCentral ASP service bureau offering, introducing an easy, cost-effective option for current and new customers to outsource their billing operations to experts with a proven capability to support large-scale production billing needs. Daleen customers will also be able to purchase Abiliti event management products as part of a bundled solution, and Abiliti’s customers and prospects will now have access to Daleen’s RevChain software. Customers of Daleen and Abiliti are expected to benefit from a closer relationship between the companies’ products and their customer support and services organizations.

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Daleen Technologies and Abiliti Solutions Announce	4-5
Agreement to Join Forces; Company Secures Additional Funding

     Following the closing of the transaction, Daleen will continue to operate from its corporate and administrative headquarters in Boca Raton, Florida, while maintaining significant operations at Abiliti’s existing facilities in Chesterfield, Missouri.

Structure and Terms

     Pursuant to the asset purchase agreement and the investment agreement executed in connection with the transactions, Daleen will issue to Abiliti and Behrman an aggregate of approximately 22,484,272 shares of common stock, 231,362 shares of Series F convertible preferred stock, warrants to purchase 11,332,138 shares of common stock at an exercise price of $0.906 per share, and warrants to purchase 500,000 shares of common stock at an exercise price of $0.17 per share. The asset purchase is conditioned upon the closing of the private placement. Similarly, the private placement is conditioned upon the closing of the asset purchase. At the close of the transaction, Abiliti and Behrman Capital, through funds that it controls, will hold approximately 49% of the outstanding common stock and 50% of the outstanding Series F convertible preferred stock of Daleen, excluding the warrants to purchase common stock.

About Daleen

Daleen Technologies, Inc. is a global provider of high performance billing and customer care software solutions that manage the revenue chain for traditional and next-generation communication service providers, retailers and distributors of digital media, and technology solutions providers. Offering proven integration with leading CRM and other legacy enterprise systems, Daleen’s RevChain software and pure Internet Integration Architecture (IIA™) leverage open Internet technologies to enable providers to achieve peak operational efficiency while driving maximum revenue from their product and service offerings. The company is currently ranked No. 1 worldwide in overall customer satisfaction based on timeliness of delivery, functionality, delivery within budget, vendor support and maintenance, system flexibility and interoperability.* Additional information is available at www.daleen.com.

About Abiliti Solutions

Abiliti Solutions, Inc. delivers highly configurable, easily interoperable, cost-effective operations and business support systems that allow service providers to quickly adapt to an ever-changing marketplace. With a commitment to enabling its customers to ensure revenue optimization, Abiliti Solutions has designed its long-term value enhancing products and services to be easily configured to a service provider’s unique business requirements. The company’s advanced telecom software suite includes its highly configurable Simpliciti.net™ event management software, its award-winning NetworkStrategies® billing application, and its powerful, rules-based Rate IT™ rating engine. Service providers may also choose from a range of deployment options, from a site license to any level of outsourced support. Should they choose to outsource any product, service providers can select the “hands-free” BillingCentral™ ASP. In business since 1987, Abiliti is privately held and is headquartered in Chesterfield, Missouri. For more information about Abiliti, visit www.abilitisolutions.com.

(more)

Daleen Technologies and Abiliti Solutions Announce	5-5
Agreement to Join Forces; Company Secures Additional Funding

For additional information:
Daleen contacts:
Teresa M. Gyulafia	Jeanne Prayther
Director of Marketing Communications	Chief Financial Officer
+1-561-981-2119	+1-561-981-2004
tgyulafia@daleen.com	jprayther@daleen.com

Abiliti contacts:
Andrea Riener	Mark Wright
Manager – Marketing Services	Vice President — Finance
+1-636-237-2447	+1-636-237-3115
ariener@abilitisolutions.com	mwright@abilitisolutions.com

Information with Respect to Forward-Looking Statements. Statements in this release may be considered “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These include statements regarding the intent, belief or current expectations of Daleen and Abiliti (the “Companies”) and the assumptions on which these statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include: the risk whether any or all of the described transactions close and other risk factors to be detailed in the proxy statement to be filed with the SEC, the impact of the transactions on the market price of Daleen’s common stock, including the impact of the issuance of additional shares of series F convertible preferred stock; Daleen’s ability to continue as a going concern, including its ability to continue as a going concern after the transactions; the ability of Daleen to increase its revenues following the transactions; the fact that the Companies have not yet achieved profitability; variance of quarterly operating results; uncertainty as to Daleen’s ability to maintain compliance with the continued listing requirements of The Nasdaq Stock Market and the possibility that the transactions will be viewed by Nasdaq as a “reverse acquisition” requiring Daleen to meet the higher initial listing requirements of Nasdaq for continued listing on The Nasdaq SmallCap Market after the transactions; competition; use of strategic relationships to implement and sell the Companies’ products; potential customers’ market position and lack of financial resources; lengthy sales cycles and timing of contract awards; low price and volatility of Daleen’s common stock; on-going securities class action against the company; the costs and success of the company’s international expansion; and the recent private placement of series F convertible preferred stock and the rights and preferences of the stockholders. These factors and others will be described in Daleen’s proxy statement to be filed with the SEC and/or are described in the Daleen’s most recent SEC filings including the most recently filed Annual Report on Form 10-K and in Daleen’s Quarterly Reports on Form 10-Q. The Companies undertake no obligation to update the forward-looking statements in this news release.

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Daleen, IIA and RevChain are registered trademarks or trademarks of Daleen Technologies Inc. in the United States and other countries. All other trademarks and registered trademarks are property of their respective owners. * See the independent report issued by Chorleywood Consulting titled “Global Trends and Market Forecasts in Telecoms BCC 2001.”

Abiliti Solutions, Inc, NetworkStrategies, Rate IT, EventProcessor, BillingCentral, Simpliciti.net, and other related subsidiary product names and logos are trademarks or registered trademarks of Abiliti Solutions, Inc. All rights reserved.

INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTIONS. Investors will be able to obtain the documents free of charge at the Commission’s website (www.sec.gov). In addition, documents filed with the Commission by Daleen Technologies, Inc. will be available free of charge by contacting Daleen Technologies, Inc., Attention: Jeanne Prayther, Chief Financial Officer, 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487, (561) 999-8000.

INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.